UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

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[ ]	Definitive Additional Materials
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Andrea Electronics Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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August 16, 2007

Dear Stockholders:

You are cordially invited to attend the 2007 annual meeting of stockholders of Andrea Electronics Corporation (the “Company”) which will be held on Wednesday September 12, 2007 at 2:00 p.m. local time, at the La Quinta Inn & Suites Islip/MacArthur Airport, 10 Aero Road, Bohemia, New York.

The attached notice of annual meeting and the proxy statement describe the business to be transacted at the annual meeting.  Directors and officers of the Company as well as a representative of Marcum & Kliegman LLP, the Company’s independent auditors, will be present at the annual meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

Please sign and return the enclosed proxy card promptly.  Your cooperation is appreciated since a majority of the outstanding common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the annual meeting.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

/s/ Douglas J. Andrea

Douglas J. Andrea
Chairman of the Board, President,
Chief Executive Officer and
Corporate Secretary

ANDREA ELECTRONICS CORPORATION
65 Orville Drive
Bohemia, New York 11716
__________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, SEPTEMBER 12, 2007
__________________________________________________

On Wednesday, September 12, 2007, Andrea Electronics Corporation will hold its annual meeting of shareholders at La Quinta Inn & Suites Islip/MacArthur Airport, 10 Aero Road, Bohemia, New York.  The meeting will begin at 2:00 p.m., local time.  At the meeting, shareholders will consider and act on the following:

1.	The election of five directors to hold office until the next annual meeting of shareholders;

2.	The ratification of the selection of Marcum & Kliegman LLP as the Company's independent accountants for the year ending December 31, 2007;

3.	Such other business as may properly come before the meeting.

Note:	As of the date of this notice, the board of directors is not aware of any other business to come before the meeting.

Only shareholders of record as the close of business on August 10, 2007 are entitled to receive notive of the meeting and to vote at the meeting and any adjournement or postponement of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas J. Andrea

Douglas J. Andrea
Chairman of the Board, President,
Chief Executive Officer and
Corporate Secretary

Bohemia, New York
August 16, 2007

IMPORTANT:  Theprompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

ANDREA ELECTRONICS CORPORATION
____________________________

PROXY STATEMENT
___________________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Andrea Electronics Corporation (“Andrea Electronics” or the “Company”) to be used at the 2007 annual meeting of shareholders of the Company.  The annual meeting will be held at the La Quinta Inn & Suites Islip/MacArthur Airport, 10 Aero Road, Bohemia, New York on Wednesday, September 12, 2007 at 2:00 p.m., local time.  This proxy statement and the enclosed proxy card are being first mailed on or about August 16, 2007 to shareholders of record.

General Information about Voting

Who Can Vote at the Meeting

You are entitled to vote your Company common stock only if the records of the Company show that you held your shares as of the close of business on August 10, 2007.  As of the close of business on August 10, 2007, a total of 59,679,373 shares of Andrea Electronics common stock were outstanding.  Each share of common stock has one vote.

Attending the Meeting

If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held only if there is a quorum present.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Directors must be elected by a plurality of the votes cast by holders of common stock at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes that are withheld and broker non-votes will have no effect on the election of directors.  The affirmative vote of a majority of the votes cast by holders of common stock is required to approve:  (i) the appointment of Marcum & Kliegman LLP as independent auditors.  Abstentions and broker non-votes will have no effect on these proposals.

Voting by Proxy

The board of directors of the Company is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends a vote “FOR” each of the nominees for director, and “FOR” ratification of Marcum & Kliegman LLP as independent auditors.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies.  If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy.  The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy you must either advise the Secretary of the Company in writing before your Company common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.  If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Corporate Governance

General

Andrea Electronics periodically reviews its corporate governance policies and procedures to ensure that Andrea Electronics meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern Andrea Electronics’ operations.  As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for Andrea Electronics.

Code of Business Ethics and Conduct

Andrea Electronics has adopted a Code of Business Ethics and Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Business Ethics and Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Business Ethics and Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Business Ethics and Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Business Ethics and Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors

The Company conducts business through meetings and activities of its Board of Directors and their committees.  During the year ended December 31, 2006, the Board of Directors of the Company held 2 regular meetings.  No incumbent director attended fewer than 75% of the total meetings of the Board of Directors and the committees on which he served during the year ended December 31, 2006.

Committees of the Board of Directors

The following table identifies our standing committees and their members.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.  Each committee, other than the Compensation Committee, operates under a written charter that is available in the Corporate Governance section of the Company’s website (www.andreaelectronics.com).

Director	Audit Committee	Compensation Committee	Nomination and Governance Committee

Douglas J. Andrea
Gary A. Jones	X	X	X*
Louis Libin	X	X	X
Joseph J. Migliozzi	X*	X	X
Jonathan D. Spaet	X	X*	X

Number of Meetings in fiscal 2006	4	1	1
__________________________
*      Denotes Chairperson

Audit Committee.  The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee meets with management and Company financial personnel, as well as with the Company’s independent accountants, to consider the adequacy of the internal controls of the Company and the objectivity of the Company’s financial reporting.  The Board of Directors has determined that Joseph J. Migliozzi is an audit committee financial expert under the rules of the Securities and Exchange Commission.  The report of the audit committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Proposal 2–Ratification of Independent Auditors–Report of the Audit Committee.”

Compensation Committee.  The Compensation Committee is responsible for making recommendations to the full Board of Directors on all matters regarding compensation and benefit programs.  The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites.  The Compensation Committee also reviews the recommendations of the Chief Executive Officer in determining the compensation of other executive officers.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Nomination and Governance Committee.  The Nomination and Governance Committee takes a leadership role in shaping Andrea Electronics’ governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Andrea Electronics and monitoring compliance with these policies and guidelines.  In addition, the Nomination and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. This committee also leads the Board in its annual review of the Board’s performance and recommends to the Board director candidates for each committee for appointment by the Board.  The procedures of the Nomination and Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement.  See “Nomination and Governance Committee Procedures.”

Attendance at the Annual Meeting.  The Board of Directors encourages directors to attend the annual meeting of stockholders.  One board member attended the 2006 annual meeting of stockholders.

Stock Ownership

The following table sets forth certain information as of August 10, 2007, with respect to the common stock ownership of (i) each director or nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares that May Be Acquired Within 60 days by Exercising Options	Percent of Common Stock Outstanding(1)

Douglas J. Andrea	261,014	(2)	2,841,000	4.96%
Corisa L. Guiffre	2,750		330,000	*
Gary A. Jones	198,704		150,550	*
Louis Libin	141,667		150,000	*
Joseph J. Migliozzi	181,079		188,875	*
Jonathan D. Spaet	181,079		115,500	*
Current directors and executive officers as A group (6 persons)	966,293		3,775,975	7.47%

*Less than 1%

(1)
Percentages with respect to each person or group of persons have been calculated on the basis of 59,679,373 shares of Company common stock, plus the number of shares of Company common stock which such person or group of persons has the right to acquire within 60 days from August 10, 2007, by the exercise of options.  The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares next to each identified person or group are owned of record and beneficially by such person or each person within such group and such persons have sole voting and investment power with respect thereto.

(2)	Includes 12,438 and 3,876 shares owned by Mr. Andrea’s spouse and Mr. Andrea’s daughter, respectively.

The following table sets forth certain information as of August 10, 2007, with respect to the stock ownership of beneficial owners of more than 5% of the Company’s outstanding common:

Name and Address	Shares of Common Stock Owned	Common Stock Equivalents(1)	Percent of Common Stock and Common Stock Equivalents Outstanding(2)

Alpha Capital Aktiengesellschaft Pradafant 7, Furstentums 9490 Vaduz Liechtenstein	-(3)	5,722,159(3)	9.59%

Nickolas W. Edwards 937 Pine Ave, Long Beach, CA 90813	5,390,000(4)	-	9.03%

(1)	The issuance of shares of common stock upon conversion of the Series C Preferred Stock is limited to that amount which, after given effect to the conversion, would cause the holder not to beneficially own in excess of 4.99% or, together with other shares beneficially own during the 60 day period prior to such conversion, not to beneficially own in excess of 9.99% of the outstanding shares of common stock. The issuance of common stock upon conversion of the Series D Preferred Stock and the related warrants also are limited to that amount which, after given effect to the conversion, would cause the holder not to beneficially own an excess of 4.99% of then outstanding shares of our common stock, except that each holder has a right to terminate such limitation upon 61 days notice to us.

(2)
Percentages with respect to each person or group of persons have been calculated on the basis of 59,679,373 shares of Company common stock, plus the number of shares of Company common stock which such person or groups of persons has the right to acquire within 60 days of the conversion of Series C Preferred Stock and Series D Preferred Stock.

(3)
Based on information filed with the Securities and Exchange Commission in a Schedule 13G (Amendment No. 1) on February 15, 2007.  Common stock ownership of Alpha Capital Anstalt (“Alpha Capital’) is not known as of August 10, 2007.  Based on Company records as of August 10, 2007, Alpha Capital has 4,854,638 common stock equivalents from Series C Preferred Stock, Series D Preferred Stock and related warrants.  See footnote (1) above, for limitations on the conversion of such commons stock equivalents.

(4)	Based on information filed with the Securities and Exchange Commission in a Schedule 13G (Amendment No. 1) on October 20, 2006 by Nickolas W. Edwards.

Proposal 1 - Election of Directors

The By-laws of the Company provide that the Board of Directors shall consist of not less than three and not more than ten directors as determined by the Board.  The Board of Directors currently consists of five directors, and the Board has determined that the number of directors to be elected at the annual meeting shall be five.  Each of the directors of the Company are considered independent under the current listing standards of the Nasdaq Stock Market, Inc., except Douglas J. Andrea, Chief Executive Officer and President of the Company.

The persons listed below have been nominated by the Board for election as directors to serve until the next annual meeting of shareholders or until his respective successors have been elected and qualified.

Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted “FOR” the election of these nominees.

The Board of Directors recommends that you vote “FOR” the election of these nominees.

In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Board Nominees for Election as Directors

Information on director nominees of the Company follows (ages are as of December 31, 2006):

Douglas J. Andrea, age 44, has been President and Chief Executive Officer since January 2005, Chairman of the Board of Directors since November 2001, a Director of the Company since 1991 and Corporate Secretary since 2003.  He was Co-Chairman and Co-Chief Executive Officer of the Company from November 1998 until August 2001.  He served as Co-President of the Company from November 1992 to November 1998, as Vice President - Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993.

Gary A. Jones, age 61, has been a Director of the Company since April 1996. He has served as President of Digital Technologies, Inc. since 1994 and was Chief Engineer at Allied Signal Ocean Systems from 1987 to 1994.  From March 1998 to December 2000, Mr. Jones was the Managing Director of Andrea Digital Technologies, Inc, a wholly owned subsidiary of Andrea Electronics Corporation.

Louis Libin, age 48, has been a Director of the Company since February 2002. He is President of Broad Comm, Inc., a consulting group specializing in advanced television broadcast, interactive TV, Internet Protocol and wireless communications. Prior to his tenure at Broad Comm, Mr. Libin was Chief Technology Officer for NBC, and was responsible for all business and technical matters for satellite, wireless and communication issues for General Electric and NBC. Since 1989, Mr. Libin has represented the United States on satellite and transmission issues at the International Telecommunications Union (the ITU) in Geneva, Switzerland. Mr. Libin is a Senior Member of the Institute of Electrical and Electronic Engineers (IEEE), and is a member of the National Society of Professional Engineers.

Joseph J. Migliozzi, age 57, has been a Director of the Company since September 2003. He operates his own management consulting firm since 2001.  From 1997 to 2001 Mr. Migliozzi was the Chief Operating and Financial Officer of Voyetra Turtle Beach.  Prior to that, he served in various executive management positions in the electronics manufacturing industries, with both financial and operational responsibilities.  Mr. Migliozzi is a Certified Public Accountant.

Jonathan D. Spaet, age 50, has been a Director of the Company since 2003. He is Vice-President of Advertising Sales for Time Warner Cable Nation Advertising Sales since September 2004, overseeing advertising sales for Time Warner Cable markets around the country.  Previously, he was Vice-President of Sales for Westwood One Radio Networks, managing ad sales for one of the largest radio groups in the country.  From 2002 to 2003, he was the Chief Operating Officer of MEP Media, a company that was starting a digital cable channel devoted to the music enthusiast.  Prior to MEP, he was President of Advertising Sales for USA Networks, supervising ad sales, marketing, research and operations for both USA and Sci-fi, two top-tier cable channels.  Previously, he was President of Ad Sales for About.com.  This followed 15 years at NBC, where Mr. Spaet’s career included a six-year position in NBC Cable and nine years in the NBC Television Stations Group.

Information about Executive Officers Who Are Not Directors

The following information is provided for the Company’s executive officer who is not also a director:

Corisa L. Guiffre, age 34, has been the Company's Vice President and Chief Financial Officer of the Company since June 2003 and Assistant Corporate Secretary since October 2003.  Ms. Guiffre joined the Company in November 1999 and served as Vice President and Controller until June 2003.  Prior to joining the Company she was part of the Audit, Tax and Business Advisory divisions at Arthur Andersen LLP.  She is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Certified Public Accountants.

Proposal 2 - Ratification of Appointment of Independent Auditors

The Audit Committee of the Board of Directors has appointed Marcum & Kliegman LLP to be the Company’s independent auditors for the fiscal year ending December 31, 2007, subject to the ratification by stockholders.  A representative of Marcum & Kliegman LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of Marcum & Kliegman LLP as the independent auditors of the Company.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Marcum & Kliegman LLP as the independent auditors of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2006 and 2005 by Marcum & Kliegman LLP:

Marcum & Kliegman LLP	2006	2005
Audit Fees	$122,000	$117,500
Audit-related fees (1)	$3,500	$-
Tax fees	$-	$-
All other fees	$-	$-
______________________

(1)	Includes fees for consulting and assistance with securities filings.

Pre-Approval of Services by the Independent Auditor

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent auditor.  The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services.  The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members.  The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting.  The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

During the year ended December 31, 2006, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principals.  The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.  The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management.  In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent accountants who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent accountants do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent accountants are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.  The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent auditors for the fiscal year ended December 31, 2007.

The Audit Committee of the Board of Directors
of Andrea Electronics Corporation

Joseph J. Migliozzi (chairman)
Gary A. Jones
Jonathan D. Spaet
Louis Libin

Executive Compensation

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2007 fiscal year.  No other executive officer of the Company received total compensation for the 2007 fiscal year exceeding $100,000.

Name and Principal Position	Year	Salary	Bonus	Stock Options (1)	Total

Douglas J. Andrea, Chairman of the Board, Chief Executive Officer, and Corporate Secretary	2006	$255,000	$35,516	$61,082	$351,598

Corisa L. Guiffre, Vice President, Chief Financial Officer and Assistant Corporate Secretary	2006	$96,923	$-	$4,886	$101,809
______________________

(1)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for 2,000,000 and 400,000 options in 2006 for Mr. Andrea and Ms. Guiffre, respectively, based upon a fair value of each option of $0.12 using the Black-Scholes option pricing model.  The weighted average assumptions used in the valuation of the options were as follows: dividend yield, 0%; expected volatility, 247%; risk-free rate, 5.07%; and expected life in years of 7 years.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options for each named executive officer outstanding as of December 31, 2006.  None of the named executive officers had stock awards that have not vested or unearned equity incentive plan awards at December 31, 2006.

	Option Awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($/share)	Option expiration date

Douglas J. Andrea	150,000	-	$5.375	4-01-2007
	50,000	-	$14.625	3-03-2008
	100,000	-	$14.125	6-08-2008
	100,000	-	$6.250	3-23-2009
	50,000	-	$5.375	8-17-2009
	75,000	-	$6.875	4-14-2010
	50,000	-	$6.000	8-01-2010
	250,000	-	$0.690	1-31-2012
	400,000	-	$0.130	6-14-2014
	250,000	-	$0.100	8-04-2014
	250,000	-	$0.040	8-04-2015
	600,000	-	$0.050	8-10-2015
	-	1,000,000(1)	$0.120	11-02-2016
	-	1,000,000(1)	$0.120	11-16-2016
Corisa L. Guiffre	25,000	-	$7.125	11-22-2009
	10,000	-	$6.875	4-14-2010
	10,000	-	$6.000	8-01-2010
	10,000	-	$1.780	3-19-2011
	25,000	-	$0.690	1-31-2012
	250,000	-	$0.050	8-10-2015
	-	400,000(2)	$0.120	11-16-2016

(1)	The stock options vest 33.3% from and after August 1, 2007, 33.3% from and after August 1, 2008 and 33.4% from and after August 1, 2009.

(2)
The stock options vest 33.3% from and after the first anniversary of the Date of Grant, 33.3% from and after the second anniversary of the Date of Grant and 33.4% from and after the third anniversary of the Date of Grant, which was November 16, 2006.

Employment Agreements

In June 2004, the Company entered into a one-year employment contract with the Chairman of the Board, Douglas J. Andrea, which automatically renewed for one additional one-year term and expired June 2006.  Pursuant to this Employment Agreement, Mr. Andrea received a 2006 annual base salary of $225,000 per annum, a minimum annual prorated bonus of $50,000.  Mr. Andrea was also entitled to a change in control payment equal to one times his base salary with continuation of health and medical benefits for one year in the event of a change in control and subsequent termination of employment other than for cause.  In accordance with Amendment 1 of Mr. Andrea’s employment agreement, Mr. Andrea did not receive a $50,000 bonus for the periods ended December 31, 2005 and 2004, and instead is entitled to $100,000 bonus when the Company has positive cash flows and such payment would not cause the Company to receive a “have going concern” audit opinion language for the Company’s their financial statements, as determined by the Board of Directors in its sole discretion.  This bonus was paid in April 2007.

In November 2006, the Company entered into an employment agreement with the Chairman of the Board, Douglas J. Andrea.  The employment agreement expires July 31, 2008 and is subject to renewal as approved by the Compensation Committee of the Board of Directors.  Pursuant to his employment agreement, Mr. Andrea will receive an annual base salary of $300,000 per annum.  In addition, upon execution of the employment agreement, Mr. Andrea is entitled to a salary adjustment from August 1, 2006 through the date of the employment agreement.   The employment agreement provides for quarterly bonuses equal to 25% of the Company’s pre-bonus net after tax quarterly earnings in excess of $25,000 for a total quarterly bonus amount not to exceed $12,500; and annual bonuses equal to 10% of the Company’s annual pre-bonus net after tax earnings in excess of $300,000.  All bonuses shall be payable as soon as the Company's cash flow permits.  All bonus determinations or any additional bonus in excess of the above will be made in the sole discretion of the Compensation Committee.  On November 2, 2006, in accordance with his employment agreement, Mr. Andrea was granted 1,000,000 stock options. This grant provides for a three year vesting period, an exercise price of $0.12 per share, which was fair market value at the date of grant, and a term of 10 years.  On November 16, 2006, in accordance with his employment agreement, Mr. Andrea was granted 1,000,000 stock options. This grant provides for a three year vesting period, an exercise price of $0.12 per share, which was fair market value at the date of grant, and a term of 10 years.  Mr. Andrea is also entitled to a change in control payment equal to two times his salary with continuation of health and medical benefits for two years in the event of a change in control.

In November 1999, the Company entered into a change in control agreement with the Chief Financial Officer, Corisa L. Guiffre.  This agreement provides for a change in control payment equal to three times her average annual compensation for the five preceding taxable years with continuation of health and medical benefits for three years in the event of a change in control of the Company, as defined in the agreement, and subsequent termination of employment other than for cause.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2006 fiscal year.

Director	Fees Earned of Paid in Cash	Stock Awards (1)	Stock Option Awards (2)	Total

Gary A Jones	$2,000	$5,000	$407	$7,407
Louis Libin	$2,000	$5,000	$1,334	$8,334
Joseph J. Migliozzi	$2,000	$5,000	$2,352	$9,352
Jonathan D. Spaet	$1,750	$5,000	$407	$7,157

______________________

(1)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for 166,668 and 400,000 shares of stock granted in 2006 and 2005, respectively.
(2)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for 16,667, 16,667 and 41,667 options in 2006 for Messrs. Jones, Migliozzi and Spaet, respectively, based upon a fair value of each option of $0.12 using the Black-Scholes option pricing model and 40,000 options in 2005 for Messrs. Libin and Migliozzi based upon a fair value of each option of $0.05 using the Black-Scholes option pricing model.  The assumptions used in the valuation of the 2006 options were as follows:  dividend yield, 0%; expected volatility, 247%; risk-free rate, 5.07%; and expected life in years of 7 years.  The assumptions used in the valuation of the 2005 options were as follows:  dividend yield, 0%; expected volatility, 220%; risk-free rate, 4.47%; and expected life in years of 5 years.  At December 31, 2006, Messrs. Jones, Libin, Migliozzi and Spaet held 161,667, 150,000, 216,667 and 126,667 options to purchase shares of common stock.

Annual Retainer and Meeting Fees for Non-Employee Directors.

The following tables set forth the applicable retainers and fees that will be paid to non-employee directors for their service on the Board of Directors of the Company during 2007.  Employee directors do not receive any retainers or fees for their services on the Boards of Directors.

Annual Retainer	$5,000 (paid in the form of common stock)
Fee per Board Meeting (Regular or Special)	$500
Fee per Committee Meeting	$250
Additional Annual Retainer for the Chairperson of the Compensation and Nomination and Governance Committees	$2,500 (paid in the form of stock options) (1)
Additional Annual Retainer for the Chairperson of the Audit Committee	$5,000 (paid in the form of stock options) (1)
______________________

(1)	Stock option grants will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, an eighteen-month vesting period and a term of 10 years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock in the Company. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file.  Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the year ended December 31, 2006 and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 2006, and written representations provided to the Company from the individuals required to filed reports, the Company believes that each of the individuals required to file reports complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2006.

Nomination and Governance Committee Procedures

General

It is the policy of the Nomination and Governance Committee of the Board of Directors of Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nomination and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nomination and Governance Committee does not perceive a need to increase the size of the Board of Directors.  In order to avoid the unnecessary use of the Nomination and Governance Committee’s resources, the Nomination and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nomination and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nomination and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nomination and Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Minimum Qualifications

The Nomination and Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  First a candidate must meet any eligibility requirements set forth in the Company’s bylaws.  A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nomination and Governance Committee will consider the following criteria in selecting nominees: business experience; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nomination and Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nomination and Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

The process that the Nomination and Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nomination and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors.  The Nomination and Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.  The Nomination and Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nomination and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, the Nomination and Governance Committee will conduct a check of the individual’s background and interview the candidate.

Submission of Business Proposals and Shareholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than April 18, 2008.  If next years annual meeting is held on a date more than 30 calendar days from September 12, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s By-laws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must give written notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the annual meeting.  A copy of the By-laws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Corisa L. Guiffre; Chief Financial Officer, Andrea Electronics Corporation at 65 Orville Drive, Bohemia, NY 11716.  Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee.  All other communications should be sent to the attention of the Chairman of the Nomination and Governance Committee.

Miscellaneous

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors and the cost of this solicitation is being paid by the Company.  In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost.  Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company’s stock.

A copy of the Company’s Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission has been mailed to persons who were shareholders as of the close of business on August 10, 2007.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

By Order of the Board of Directors

/s/ Douglas J. Andrea

Douglas J. Andrea
Chairman of the Board and
Corporate Secretary

Bohemia, New York
August 16, 2007

You are cordially invited to attend the Annual Meeting in person.  Whether or not you plan to attend the annual meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

ANNUAL MEETING OF STOCKHOLDERS

OF

ANDREA ELECTRONICS CORPORATION

2:00 P.M.

SEPTEMBER 12, 2007

LA QUINTA INN & SUITES ISLIP/MACARTHUR AIRPORT
10 AERO ROAD
BOHEMIA, NEW YORK 11716

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
---------------------------------------------------------------------------------------------------------

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANDREA ELECTRONICS CORPORATION

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby appoints Douglas J. Andrea and Corisa L. Guiffre, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to represent and vote as designed on the reverse hereof, all of the common stock of Andrea Electronics Corporation held of record by the undersigned at the close of business on August 10, 2007 at the Annual Meeting of Stockholders of ANDREA ELECTRONICS CORPORATION on September 12, 2007 at 2:00 p.m., and any adjournments or postponements thereof.

(Continued, and to be marked, dated and signed as instructed on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY – (continued from reverse side)	Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATECD AND THE PROXY IS SIGNED, WILL BE VOTED “FOR” ALL OF THE FOLLOWING PROPOSALS.  THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANDREA ELECTRONICS CORPORATION

1. To elect the following Directors: Douglas J. Andrea Gary A. Jones Louis Libin Joseph J. Migliozzi Jonathan D. Spaet.	FOR ☐	WITHHOLD AUTHORITY ☐	2. To ratify the selection of Marcum & Kliegman LLP as the Company’s independent accountants for the year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above)	In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date
NOTE:  Please sign exactly as name appears heron.  When shares are hold by joint owner, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.